UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 23, 2012

DIVERSIFIED RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-175183	98-0687026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10071 Park Meadows Dr
Suite 302
Lone Tree, CO  80124
(Address of principal executive offices, including zip code)

951-255-9100
(Registrant's telephone number, including area code)

37 Mayfair Road SW,  Calgary,  Alberta,  Canada  T2V 1Y8
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2012, we filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada.  The Articles were amended to reduce the types of authorized shares to common and preferred and to set the number of authorized common shares and preferred shares at 450,000,000 and 50,000,000 respectively.   The Articles were further amended to (1) eliminate any restrictions on the transfer of shares, (2) allow the number of Directors to be fixed by the Board of Directors, and (3) eliminate any restrictions on the number of shareholders.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Resources, Inc.

Date: November 13, 2012

By:	/s/ Philip F. Grey
Philip F. Grey President